UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1602
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.	Results of Operations and Financial Condition.
On February 4, 2020, Macy’s, Inc. (“Macy’s” or the “Company”) issued a press release announcing preliminary sales results for the fourth quarter and full-fiscal year 2019. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.05.     Costs Associated With Exit or Disposal Activities.
On February 4, 2020, Macy’s announced that it currently anticipates it will incur total costs of approximately $450 million to $490 million relating to its Polaris strategy, a three-year plan designed to stabilize profitability and position the Company for growth.  The charges will be comprised of approximately $180 million to $200 million of non-cash impairment charges associated with store closures and campus consolidation and approximately $270 million to $290 million of cash expenditures.  The estimated cash expenditures are expected to consist of approximately $230 million to $250 million for human resource (HR)-related costs and approximately $40 million for other restructuring-related costs.  In fiscal 2019, the Company expects to incur all non-cash charges and approximately $185 million to $205 million of HR-related and other restructuring-related costs.
Item 2.06.    Material Impairments.
The information set forth in Item 2.05 above is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On February 4, 2020, Macy’s issued a press release announcing its Polaris strategy, a three-year plan designed to stabilize profitability and position the Company for growth. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.         Financial Statements and Exhibits.
                 (d)      Exhibits

Exhibit Number	Description
99.1	Press release of Macy’s dated February 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Forward Looking Statements
All statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this press release because of a variety of factors, including the possible invalidity of the underlying beliefs and assumptions; Macy’s ability to successfully implement its Polaris strategy, including the ability to realize the anticipated benefits within the expected timeframe or at all; the success of Macy’s operational decisions, such as product sourcing, merchandise mix and pricing, and marketing, and strategic initiatives, such as Growth stores, Backstage on-mall off-price business, and vendor direct expansion; general consumer-spending levels, including the impact of general economic conditions, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt, the costs of basic necessities and other goods and the effects of the weather or natural disasters; competitive pressures from department and specialty stores, general merchandise stores, manufacturers’ outlets, off-price and discount stores, and all other retail channels, including the Internet, catalogs and television; Macy’s ability to remain competitive and relevant as consumers’ shopping behaviors migrate to other shopping channels and to maintain its brand and reputation; possible systems failures and/or security breaches, including any security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to Macy’s in the event of such a breach; the cost of employee benefits as well as attracting and retaining quality employees; transactions and strategy involving Macy’s real estate portfolio; the seasonal nature of Macy’s business; conditions to, or changes in the timing of, proposed transactions, and changes in expected synergies, cost savings and non-recurring charges; the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill; possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions; possible actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials; changes in relationships with vendors and other product and service providers; currency, interest and exchange rates and other capital market, economic and geo-political conditions; unstable political conditions, civil unrest, terrorist activities and armed conflicts; the possible inability of Macy’s manufacturers or transporters to deliver products in a timely manner or meet Macy’s quality standards; Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional health pandemics, and regional political and economic conditions; duties, taxes, other charges and quotas on imports; and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary